Exhibit 10.7
FORM OF
STOCK OPTION AWARD AGREEMENT UNDER THE
IDEARC INC. LONG TERM INCENTIVE PLAN
     AGREEMENT made as of the                      day of                                          , 20___, by and between IDEARC INC. (the “Company”) and                                                              (the “Optionee”).
     1. Award. Pursuant to the Idearc Inc. Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Optionee an option (the “Option”) to purchase up to                      shares of the Company’s common stock (the “Common Stock”) at an exercise price per share of $                     upon the terms and conditions set forth in this Agreement and the Plan. A copy of the Plan is attached to this Agreement. The provisions of this Agreement will govern in the event of any inconsistency with the terms of the Plan. Capitalized terms used but not defined in this Agreement will have the meanings ascribed to them by the Plan.
     2. Option Term. Unless terminated sooner, the Option shall expire if and to the extent it is not exercised within ten years from the date hereof.
     3. Vesting Conditions.
     (a) General. Except as otherwise provided, the Option will become vested on the                      anniversary of the date hereof, subject to the Optionee’s continuous employment with the Company or any of its subsidiaries (“Idearc”) through such vesting date.
     (b) Special Vesting Rules. The special vesting rules of this Section 3(b) will apply if (and only if) the Optionee is in compliance with the restrictive covenants set forth in Exhibit A annexed hereto and the Optionee executes and delivers to the Company a general release of claims against the Company, its subsidiaries and any of its or their affiliates, in form and substance satisfactory to the Company.
          (i) Acceleration of Vesting—General. Except as otherwise specified in subpart (ii) below, if, before the Option becomes vested, the Optionee’s employment with Idearc terminates by reason of the Optionee’s death or Retirement (as defined below) or is terminated by Idearc by reason of the Optionee’s Disability (as defined in the Plan), then the Option will thereupon become fully vested.
          (ii) Effect of a Change in Control. If, in connection with a “Change in Control” (as defined below), the Option is converted into an economically equivalent option to purchase shares of stock of a successor or acquiring company, and if, before the Option becomes vested and within two years after the Change in Control, the Optionee’s employment with Idearc is terminated by the Optionee for Good Reason (as defined below) or by Idearc (or the successor or acquiring company) without Cause (as defined below), then, at the time of such termination of employment, the Option will become fully vested. If the Option is not converted into an option to purchase shares of stock of the successor or acquiring company, then the Option will become vested immediately prior to the Change in Control and, to the extent not exercised or cashed out, will be terminated at the time of the Change in Control.

          (iii) Definitions.
               (1) Disability. For the purposes hereof, the term “Disability” means the inability of the Optionee to perform the material duties of his employment by reason of a medically determinable physical or mental impairment that can be expected to result in death or that has lasted or is expected to last for a continuous period of at least 12 months, as determined by a duly licensed physician selected by the Human Resources Committee of the Company’s Board of Directors (the “Committee”).
               (2) Cause. For the purposes hereof, the term “Cause” means the Optionee’s (a) conviction or plea of nolo contendre to a felony; (b) commission of fraud or a material act or omission involving dishonesty with respect to Idearc, as reasonably determined by the Company; (c) willful failure or refusal to carry out the material responsibilities of his employment, as reasonably determined by the Company; (d) gross negligence, willful misconduct, or engaging in a pattern of behavior which has had or is reasonably likely to have a significant adverse effect on the Company, as reasonably determined by the Company; or (e) willfully engaging in any act or omission that is in material violation of a material policy of the Company, including, without limitation, policies on business ethics and conduct, and policies on the use of inside information and insider trading.
               (3) Change in Control. For the purposes hereof, the term “ Change in Control” shall have the meaning ascribed to that term by Section 2.5 of the Plan, except that 40% shall be substituted for 20% in subsections (a) and (c) of said Section 2.5.
               (4) Good Reason. For the purposes hereof, the term “Good Reason” means (A) a material adverse change in the Optionee’s status or position, including, without limitation, any material adverse change resulting from a diminution in the Optionee’s position, duties, responsibilities or authority or the assignment to the Optionee of duties or responsibilities that are materially inconsistent with the Optionee’s status or position; (B) a reduction in the Optionee’s annual base salary or a failure to pay same; (C) a reduction in the Optionee’s target incentive award opportunities, expressed as a percentage of the Optionee’s base salary; (D) the relocation of the Optionee’s principal place of employment by more than 50 miles from the then current location; or (E) at the time of a Change in Control, the successor or acquiring company fails or refuses to assume the obligations of the Company under this Agreement. In order to terminate employment for Good Reason, the Optionee must provide written notice to the Company (or the successor or acquiring company) of the nature of the act or omission that the Optionee deems to constitute good reason and provide the Company 30 days after receipt of such notice to review and, if required, correct the situation (and thus prevent the participant’s termination for good reason). The written notice of termination for good reason must be provided, if at all, within 90 days after the occurrence of the act or omission giving rise to such termination.
               (5) Retirement. For the purposes hereof, the term “Retirement” means the voluntary termination of employment by the Optionee occurring at least ___ months after the date of this Agreement if (and only if) on the date of such termination, (A) the sum of the Optionee’s age and number of years of service with Idearc or a predecessor company (including

Verizon Communications Inc.) is at least 75, and (B) the number of the Optionee’s years of service is at least 15.
     4. Termination of Employment. If the Optionee ceases to be employed by Idearc for any reason other than death, Disability or Retirement, then, unless sooner terminated under the terms hereof, the vested portion of the Option (determined with regard to any acceleration of vesting that occurs under Section 3(b) above) will terminate if and to the extent it is not exercised within three months after the date of the Optionee’s termination of employment, provided, however, that, if the Optionee’s employment is terminated by the Company for Cause, then the Option (whether or not vested) will terminate upon the date of such termination of employment. If the Optionee’s employment is terminated by reason of the Optionee’s death, Disability or Retirement (or if the Optionee’s employment is terminated by reason of Disability or Retirement and the Optionee dies within one year after such termination of employment), then, unless sooner terminated under the terms hereof, the vested portion of the Option will terminate if and to the extent it is not exercised within one year after the date of such termination of employment (or within one year after the date of the Optionee’s death if the Optionee’s employment is terminated by reason of Disability or Retirement and the Optionee dies within one year after such termination). The Option will be forfeited by the Optionee and will terminate at the time of the termination of the Optionee’s employment with Idearc if and to the extent the Option is not or does not become vested at such time.
     5. Exercise of Option. If the Option becomes vested, it may be exercised in whole or in part by delivering to the Executive Vice President — Human Resources and Employee Administration of the Company (a) a written notice specifying the number of whole shares of Common Stock with respect to which the Option is being exercised, and (b) payment in full of the exercise price, together with the amount, if any, deemed necessary by the Company to enable it to satisfy any income tax withholding obligations attributable to the exercise. The exercise price and withholding amount shall be payable by bank or certified check or pursuant to such other methods as may be permitted by the Company in accordance with the Plan.
     6. Rights as a Stockholder. No shares of Common Stock shall be sold or delivered hereunder until full payment for such shares has been made (including, for this purpose, satisfaction of the applicable withholding tax). The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option unless and until the Option is exercised and the shares covered by the exercise of the Option are issued in the name of the Optionee. Except as otherwise specified, no adjustment shall be made for dividends or distributions of other rights for which the record date is prior to the date such shares are issued.
     7. Assignment; Beneficiary. The Option and the Optionee’s rights with respect thereto may not be assigned, pledged or transferred except to the Optionee’s beneficiary following the Optionee’s death (subject to the terms of this Agreement and the Plan), and any attempted assignment, pledge or transfer in violation of this Agreement or the Plan will be void ab initio and of no force or effect. The Optionee may designate a beneficiary by filing a written (or electronic) beneficiary designation form with the Company in a manner prescribed or deemed acceptable for this purpose by the Company’s Executive Vice President — Human Resources and Employee Administration. Each such beneficiary designation will automatically revoke all prior designations by the Optionee. If the Optionee does not make a valid beneficiary designation during the Optionee’s lifetime or if no designated beneficiary survives the Optionee, the Optionee’s beneficiary will be deemed to be the Optionee’s surviving spouse or, if none, the Optionee’s estate.
     8. No Other Rights Conferred. The grant of the Option under this Agreement shall not be deemed to constitute a contract of employment with the Optionee or affect in any way the right of the Company or a subsidiary to terminate the Optionee’s employment at any time for any or no reason. Compensation attributable to the Option shall not be taken into account as compensation for purposes of determining the Optionee’s benefits or entitlements under any employee pension, savings, group insurance, severance or other benefit plan or arrangement, unless and except to the extent otherwise specifically provided by such plan or arrangement.
     9. Withholding. The Company’s obligation to issue shares of Common Stock pursuant to the exercise of the Option shall be subject to and conditioned upon the satisfaction by the Optionee of applicable tax withholding obligations. The Company and its subsidiaries may require the Optionee to remit an amount sufficient to satisfy applicable withholding taxes or deduct or withhold such amount from any payments otherwise owed the Optionee (whether or not under this Agreement or the Plan). The Optionee expressly elects to authorize the Company to deduct from any compensation or any other payment of any kind due to the Optionee, including withholding the issuance of shares of Common Stock, the amount of any federal, state, local or foreign taxes required by law to be withheld as a result of the exercise of the Option; provided, however, that the value of the shares withheld may not exceed the statutory minimum withholding amount required by law.
     10. Committee Authority. The Committee shall have complete discretion in the exercise of its rights, powers, and duties under this Agreement. Any interpretation or construction of any provision of, and the determination of any question arising under, this Agreement shall be made by the Committee in its discretion and such exercise shall be final, conclusive, and binding. The Committee may designate any individual or individuals to perform any of its functions hereunder.
     11. Successors. This Agreement shall be binding upon, and inure to the benefit of, any successor or successors of the Company and any beneficiary of the Optionee.
     12. Construction. This Agreement is intended to reflect the grant of the Option upon the terms and conditions authorized by the Plan. Any provisions of this Agreement that cannot be so administered, interpreted, or construed shall be disregarded. In the event that any provision of this Agreement is held invalid or unenforceable, such provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect. In the event that any provision, including any restrictive covenant made as a part of this Agreement, is held to be unenforceable for being unduly broad as written, such provision shall be deemed amended to narrow its application to the extent necessary to make the provision enforceable according to applicable law and shall be enforced as amended.
     13. Applicable Law. The validity, construction, interpretation and effect of this Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the conflicts of laws provisions thereof.

     14. Notice. Any notice to the Company provided for in this Agreement shall be addressed to the Company in care of the Executive Vice President — Human Resources and Employee Administration of Idearc Inc. at P. O. Box 619810, 2200 West Airfield Dr., D/FW Airport, TX, 75261 and any notice to the Optionee shall be addressed to the Optionee at the current address shown on the payroll records of the Company, or to such other address as the Optionee may designate to the Company in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.
     15. Dispute Resolution.
          (a) General. Except as otherwise specified herein, all disputes arising under the Plan or this Agreement and all claims in which the Optionee seeks damages that relate in any way to the Option or other benefits of the Plan are subject to the dispute resolution procedure described below in this Section. The parties to this Agreement are not required to arbitrate Employment Claims, as defined in subsection (b)(ii) below, in which the Optionee does not seek damages that relate in any way to the Option or other benefits of the Plan or this Agreement.
          (b) Definitions.
     (i) The term “Award Dispute” means any claim regarding (A) the interpretation of the Plan or this Agreement, (B) any of the terms or conditions of the Option, or (C) allegations of entitlement to or with respect to the Option or the shares of Common Stock covered by the Option or any other benefits under this Agreement or the Plan, other than Employment Claims described in subsection (b)(ii) below; provided, however, that any dispute relating to the forfeiture of the Option as a result of a breach of any of the restrictive covenants contained in Exhibit A shall not be subject to the dispute resolution procedures provided for in this Section.
     (ii) The term “Award Damages Dispute” means any employment related claims between the Optionee and the Company or a subsidiary or against the directors, officers, employees, representatives, or agents of the Company or a subsidiary, including claims of alleged employment discrimination, wrongful termination, or violations of Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Age Discrimination in Employment Act, 42 U.S.C. § 1981, the Fair Labor Standards Act, the Family Medical Leave Act, the Sarbanes-Oxley Act, or any other federal, state or local law, statute, regulation, or ordinance relating to employment or any common law theories of recovery relating to employment, such as breach of contract, tort, or public policy claims (“Employment Claims”), in which the damages sought relate in any way to the Option or other benefits of this Agreement or the Plan.
     (iii) The term “Related Company” means (A) any corporation, partnership, joint venture, or other entity in which the Company holds a direct or indirect ownership or proprietary interest of 50 percent or more, or (B) any corporation, partnership, joint venture, or other entity in which the Company holds an ownership or other proprietary interest of less than 50 percent but which, in the discretion of the Committee, is treated as a Related Company for purposes of this Agreement.
          (c) Internal Dispute Resolution Procedure. All Award Disputes shall be referred in the first instance to the Idearc Employee Benefits Committee (“EB Committee”) for resolution internally within the Company. Except where otherwise prohibited by law, all Award Disputes must be filed in writing with the EB Committee no later than one year from the date that the dispute accrues. Consistent with subsection (d)(i) below, decisions about the enforceability of the limitations period contained herein are for the arbitrator to decide. To the fullest extent permitted by law, the EB Committee shall have full power, discretion, and authority to interpret the Plan and this Agreement and to decide all Award Disputes brought under this Plan and Agreement before them. Determinations made by the EB Committee shall be final, conclusive and binding, subject only to review by arbitration pursuant to subsection (d) below under the arbitrary and capricious standard of review.
          (d) Arbitration. All appeals from determinations of Award Disputes by the EB Committee as described in subsection (c) above, as well as all Award Damages Disputes, shall be submitted to the American Arbitration Association (“AAA”) for final and binding arbitration on an individual basis (and not on a collective or class action basis) before a single arbitrator pursuant to its Commercial Arbitration Rules in effect at the time this grant is accepted. Except where otherwise prohibited by law, all appeals of Award Disputes and all Award Damages Disputes must be filed in writing with the AAA no later than one year from the date that the appeal or dispute accrues. Consistent with subsection (d)(i) below, decisions about the enforceability of the limitations period contained herein are for the arbitrator to decide. If the Optionee and either the Company or a Related Company are party to any prior agreement to arbitrate claims before the AAA under rules other than its Commercial Arbitration Rules, claims that are arbitrable under any such agreements shall be submitted to the AAA for disposition under its Commercial Arbitration Rules together with disputes that are arbitrable under this Agreement in order to promote expeditious and efficient dispute resolution. The arbitration shall be held in Dallas County, Texas. All claims by the Company or a Related Company against the Optionee, except for breaches of any of the restrictive covenants contained in Exhibit A, shall also be raised in such arbitration proceedings.
     (i) The arbitrator shall have the authority to determine whether this arbitration agreement is enforceable and whether any dispute submitted for arbitration hereunder is arbitrable. The arbitrator shall decide all issues submitted for arbitration according to the terms of the Plan, this Agreement, existing Company policy, and applicable substantive state and federal law and shall have the authority to award any remedy or relief which could be awarded by a court. The decision of the arbitrator shall be final and binding and enforceable in any applicable court.
     (ii) The Optionee understands and agrees that when Award Disputes or Award Damages Disputes are submitted for arbitration pursuant to this Agreement, both the Optionee and the Company or a Related Company waive any right to sue each other in a court of law or equity, to have a trial by jury, or to resolve disputes on a collective, or class, basis, and that the sole forum available for the resolution of such issues is arbitration as provided herein. This dispute resolution procedure shall not prevent either the Optionee or the Company or a Related Company from commencing an action in any court of competent jurisdiction for the purpose of obtaining injunctive relief to prevent irreparable harm pending arbitration hereunder; in such event, both the Optionee and the Company or a Related Company agree that the party who commences the action may proceed without necessity of posting a bond.
     (iii) In consideration of the Optionee’s agreement in subsection (ii) above, the Company or a Related Company will pay all filing, administrative and arbitrator’s fees incurred in connection with the arbitration proceedings. If the AAA requires the Optionee to pay the initial filing fee, the Company or a Related Company will reimburse the Optionee for that fee.
     (iv) The parties intend that the arbitration procedure to which they hereby agree shall be the exclusive means for resolving all Award Disputes and Award Damages Disputes. Their agreement in this regard shall be interpreted as broadly and inclusively as reason permits to realize that intent.
     (v) Notwithstanding any other provision of this Agreement, this dispute resolution provision shall be governed by laws of the State of Texas to the extent that it is not governed by the Federal Arbitration Act.
     16. Additional Remedies. Notwithstanding the dispute resolution procedures, including arbitration of this Agreement, and in addition to any other rights or remedies, whether legal, equitable, or otherwise, that each of the parties to this Agreement may have (including the right of the Company to terminate the Optionee for Cause), the Optionee acknowledges that —
          (a) The restrictive covenants contained in Exhibit A to this Agreement are essential to the continued goodwill and profitability of the Company;
          (b) The Optionee has broad-based skills that will serve as the basis for employment opportunities that are not prohibited by the restrictive covenants contained in Exhibit A;
          (c) When the Optionee’s employment with the Company terminates, the Optionee shall be able to earn a livelihood without violating any of the restrictive covenants contained in Exhibit A;
          (d) Irreparable damage to the Company shall result in the event that the restrictive covenants contained in Exhibit A are not specifically enforced and that monetary damages will not adequately protect the Company from a breach of said restrictive covenants;
          (e) If any dispute arises concerning the violation or anticipated or threatened violation by the Optionee of any of the restrictive covenants contained in Exhibit A, an injunction may be issued restraining such violation pending the determination of such controversy, and no bond or other security shall be required in connection therewith;

          (f) The restrictive covenants contained in Exhibit A shall continue to apply after any expiration, termination, or cancellation of this Agreement;
          (g) The Optionee’s breach of any of the restrictive covenants contained in Exhibit A shall result in the Optionee’s immediate forfeiture of the Option and all rights and benefits with respect thereto under this Agreement; and
          (h) All disputes relating to the restrictive covenants contained in Exhibit A, including their interpretation and enforceability and any damages (including but not limited to damages resulting in the forfeiture of the Option) that may result from the breach of such restrictive covenants, shall not be subject to the dispute resolution procedures, including arbitration, of Section 15 above, but shall instead be determined in a court of competent jurisdiction located in the Dallas County, Texas.
     17. Execution of Agreement. By his execution of this Agreement, the Optionee expressly consents to and agrees to be bound by the terms of this Agreement, including the restrictive covenants set forth in Exhibit A, and the Plan.
     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

IDEARC INC.

By:

Optionee

EXHIBIT A
RESTRICTIVE COVENANTS
     This Exhibit A is part of and incorporated by reference in the Stock Option Award Agreement to which this Exhibit A is attached between Idearc Inc. (the “Company”) and the Optionee. Except where clearly provided to the contrary, all capitalized terms used in this Exhibit A shall have the definitions given to those terms in the Stock Option Award Agreement to which this Exhibit A is attached.
     1. Noncompetition. In consideration for the benefits described in the Agreement to which this Exhibit A is attached, the consideration set forth in paragraph 4 of this Exhibit A, and other good and valuable consideration, you, the Optionee, agree that:
          (a) Prohibited Conduct. During the period of your employment with the Company or any Related Company, and for the period ending twelve (12) months following a termination of your employment for any reason with the Company or any Related Company, you shall not, without the prior written consent of the Executive Vice President — Human Resources and Employee Administration of the Company:
     (i) personally engage in Competitive Activities (as defined below); or
     (ii) work for, own, manage, operate, control, or participate in the ownership, management, operation, or control of, or provide consulting or advisory services to, any person, partnership, firm, corporation, institution or other entity engaged in Competitive Activities, or any company or person affiliated with such person or entity engaged in Competitive Activities; provided that your purchase or holding, for investment purposes, of securities of a publicly traded company shall not constitute “ownership” or “participation in the ownership” for purposes of this paragraph so long as your equity interest in any such company is less than a controlling interest; provided that this paragraph (a) shall not prohibit you from (i) being employed by, or providing services to, a consulting firm, provided that you do not personally engage in Competitive Activities or provide consulting or advisory services to any individual, partnership, firm, corporation, institution or other entity engaged in Competitive Activities, or any person or entity affiliated with such individual, partnership, firm, corporation, institution or other entity engaged in Competitive Activities, or (ii) engaging in the private practice of law as a sole practitioner or as a partner in (or as an employee of or counsel to) a law firm in accordance with applicable legal and professional standards.
          (b) Competitive Activities. For purposes of the Agreement, to which this Exhibit A is attached, “Competitive Activities” means activities relating to products or services of the same or similar type as the products or services (1) which are sold (or, pursuant to an existing business plan, will be sold) to paying customers of the Company or any Related Company, and (2) for which you have responsibility to plan, develop, manage, market, oversee or perform, or had any such responsibility within your most recent 24 months of employment with the Company or any Related Company.

     2. Interference With Business Relations. During the period of your employment with the Company or any Related Company, and for a period ending with the expiration of twelve (12) months following a termination of your employment for any reason with the Company or any Related Company, you shall not, without the written consent of the Executive Vice President — Human Resources and Employee Administration of the Company:
          (a) recruit, induce or solicit any employee, directly or indirectly, of the Company or Related Company for employment or for retention as a consultant or service provider;
          (b) hire or participate (with another person or entity) in the process of hiring (other than for the Company or any Related Company) any person who is then an employee of the Company or any Related Company, or provide names or other information about any employees of the Company or Related Company to any person or entity (other than the Company or any Related Company), directly or indirectly, under circumstances that could lead to the use of any such information for purposes of recruiting, soliciting or hiring;
          (c) interfere, directly or indirectly, with the relationship of the Company or any Related Company with any of its employees, agents, or representatives;
          (d) solicit or induce, or in any manner attempt to solicit or induce, directly or indirectly, any client, customer, or prospect of the Company or any Related Company (1) to cease being, or not to become, a customer of the Company or any Related Company or (2) to divert any business of such customer or prospect from the Company or any Related Company; or
          (e) otherwise interfere with, disrupt, or attempt to interfere with or disrupt, the relationship, contractual or otherwise, between the Company or any Related Company and any of its customers, clients, prospects, suppliers, consultants, employees, agents, or representatives.
     3. Return Of Property; Intellectual Property Rights. You agree that on or before termination of your employment for any reason with the Company or any Related Company, you shall return to the Company all property owned by the Company or any Related Company or in which the Company or any Related Company has an interest, including files, documents, data and records (whether on paper or in tapes, disks, or other machine-readable form), office equipment, credit cards, and employee identification cards. You acknowledge that the Company (or, as applicable, a Related Company) is the rightful owner of, and you hereby do assign, all right, title and interest in and to any programs, ideas, inventions, discoveries, patentable or copyrighted material, or trademarks that you may have originated or developed, or assisted in originating or developing, during your period of employment with the Company or a Related Company, where any such origination or development involved the use of Company or Related Company time, information or resources, was made in the exercise of your responsibilities for or on behalf of the Company or a Related Company or was related to the Company’s or a Related Company’s business or to the Company’s or a Related Company’s actual or demonstrably anticipated research or development. You shall at all times, both before and after termination of your employment, cooperate with the Company (or, as applicable, any Related Company) in executing and delivering documents requested by the Company or a Related Company, and taking any other actions, that are necessary or requested by the Company or a Related Company to assist the Company or any Related Company in patenting, copyrighting, protecting, enforcing or registering any programs, ideas, inventions, discoveries, works of authorship, data, information, patentable or copyrighted material, or trademarks, and to vest title thereto solely in the Company (or, as applicable, a Related Company). If at any time after your termination of employment, you determine that you have any Secret and Confidential Information in your possession or control, you shall immediately return to the Company all such Secret and Confidential Information in your possession or control, including all copies and portions thereof.
     4. Proprietary And Confidential Information. The Company agrees that it shall provide you with Proprietary Information (defined below) and trade secrets of the Company or a Related Company. You shall at all times, including after any termination of your employment with the Company or any Related Company, preserve the confidentiality of all Proprietary Information and trade secrets of the Company or any Related Company, and you shall not use for the benefit of any person, other than the Company or a Related Company, or disclose to any person, except and to the extent that disclosure of such information is legally required, any Proprietary Information or trade secrets of the Company or any Related Company. “Proprietary Information” means any information or data related to the Company or any Related Company, including information entrusted to the Company or a Related Company by others, which has not been fully disclosed to the public by the Company or a Related Company and which is treated as confidential or protected within the Company or any Related Company or is of value to competitors, such as strategic or tactical business plans; undisclosed business, operational or financial data; ideas, processes, methods, techniques, systems, models, devices, programs, computer software, or related information; documents relating to regulatory matters or correspondence with governmental entities; undisclosed information concerning any past, pending, or threatened legal dispute; pricing or cost data; the identity, reports or analyses of business prospects; business transactions that are contemplated or planned; research data; personnel information or data; identities of users or purchasers of the Company’s or Related Company’s products or services; the Agreement to which this Exhibit A is attached; and other non-public information pertaining to or known by the Company or a Related Company, including confidential or non- public information of a third party that you know or should know the Company or a Related Company is obligated to protect.